EXHIBIT 21
Subsidiaries of
DEB SHOPS, INC.
A Pennsylvania corporation1

Deb Shops, Inc.	Deb Shops of Iowa, Inc.,	Deb Shops of Ohio, Inc.,
a New Jersey corporation	an Iowa corporation	an Ohio corporation

Joy Shops, Inc.,	Deb of Kansas, Inc.,	Deb Shops of Oklahoma, Inc.,
a Pennsylvania corporation	a Kansas corporation	an Oklahoma corporation

Joy Shops, Inc.,	Deb of Kentucky, Inc.	Deb of Oregon, Inc.,
a Delaware corporation	a Kentucky corporation	an Oregon corporation

D. B. Interest, Inc.,	Deb Shops of Louisiana, Inc.	Deb of Pennsylvania, Inc.,
a Delaware corporation	a Louisiana corporation	a Pennsylvania corporation

D. B. Know, Inc.,	Deb of Maine, Inc.,	Deb of Rhode Island, Inc.,
a Delaware corporation	a Maine corporation	a Rhode Island corporation

D. B. Royalty, Inc.,	Deb Shops of Maryland, Inc.,	Deb of South Carolina, Inc.
a Delaware corporation	a Maryland corporation	a South Carolina corporation

Deb Shops of Alabama, Inc.	Deb of Massachusetts, Inc.,	Deb of South Dakota, Inc.,
An Alabama corporation	a Massachusetts corporation	a South Dakota corporation

Deb Shops of Arizona, Inc.,	Deb of Michigan, Inc.,	Deb of Tennessee, Inc.,
an Arizona corporation	a Michigan corporation	a Tennessee corporation

Deb of Arkansas, Inc.,	Deb Shops of Minnesota, Inc.,	Deb of Texas, Inc.,
an Arkansas corporation	a Minnesota corporation	a Texas corporation

Deb of California, Inc.,	Deb Shops of Missouri, Inc.,	Deb of Utah, Inc.,
a California corporation	a Missouri corporation	a Utah corporation

Deb of Colorado, Inc.,	Deb of Montana, Inc.,	Deb of Vermont, Inc.,
a Colorado corporation	a Montana corporation	a Vermont corporation

Deb of Connecticut, Inc.,	Deb of Nebraska, Inc.,	Deb of Virginia, Inc.,
a Connecticut corporation	a Nebraska corporation	a Virginia corporation

Deb of Delaware, Inc.,	Deb of New Hampshire, Inc.,	Deb of Washington, Inc.,
a Delaware corporation	a New Hampshire corporation	a Washington corporation

Deb Fashions of Florida, Inc.,	Deb of New Jersey, Inc.,	Deb of West Virginia, Inc.,
a Florida corporation	a New Jersey corporation	a West Virginia corporation

Deb Shops of Georgia, Inc.,	Deb of New Mexico, Inc.,	Deb of Wisconsin, Inc.,
a Georgia corporation	a New Mexico corporation	a Wisconsin corporation

Deb Shops of Idaho, Inc.,	Deb of New York, Inc.,	Deb of Wyoming, Inc.,
an Idaho corporation	a New York corporation	a Wyoming corporation

Deb of Illinois, Inc.,	Deb Shops of North Carolina, Inc.,	Deb Real Estate, Inc.,
an Illinois corporation	a North Carolina corporation	A Pennsylvania corporation

Deb of Indiana, Inc.,	Deb of North Dakota, Inc.,	Tops ‘N Bottoms of New York, Inc.,
an Indiana corporation	a North Dakota corporation	a New York corporation

[1]	All subsidiaries are owned 100% by Deb Shops, Inc., except D.B. Royalty, Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.